Exhibit 99.1

GENERATION HEMP ANNOUNCES RESULTS OF CERTAIN

BOARD OF DIRECTORS ADMINISTRATIVE MATTERS

Board Committee Appointments

Adoption of Governance Documents

Change of Domicile

Conversion of the Company’s Outstanding Series A Preferred Stock

DALLAS, TX – September 10, 2021, Generation Hemp, Inc. (the “Company”), a Dallas/Fort Worth based midstream hemp company (OTCQB: GENH), today announced recent corporate developments, including the results of the Company’s recent Board of Directors meeting held on August 30, 2021 and the completion of its change of domicile from Colorado to Delaware, as well as the conversion of all of the Company’s outstanding Series A Convertible Preferred Stock into Common Stock.

Meeting of the Company’s Board of Directors

As disclosed in the Company’s Information Statement on Schedule 14C filed with the United States Securities and Exchange Commission on July 26, 2021 (the “Information Statement”), Gary D. Elliston, John Harris and Joe McClaugherty were each elected as independent directors, in accordance with applicable rules and regulations (the “Independent Directors”). This is in addition to current director, Gary C. Evans, the Company’s Chief Executive Officer and Chairman, and brings the total number of Board members of the Company to four.

Each of the Independent Directors was appointed to the either the Company’s Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee or a combination thereof, by the Company’s Board of Directors. Following such appointments, the Board and the applicable Committees appointed the following Committee Chairman: John Harris (Audit Committee); Garry D. Elliston (Nominating and Corporate Governance Committee) and Joe McClaugherty (Compensation Committee), with Mr. Harris being certified as the Audit Committee Financial Expert in accordance with applicable rules and regulations. In addition, the Board adopted a Lead Independent Director Charter and appointed Mr. McClaugherty as the Company’s Lead Independent Director. Following the Committee appointments, each Committee adopted its applicable governing charter, and the Nominating and Corporate Governance Committee adopted the Company’s Corporate Governance Guidelines, all of which can be found on the Company’s website at genhempinc.com.

Change in Domicile from Colorado to Delaware

As disclosed in the Information Statement, pursuant to a Plan of Conversion, the Company’s change of domicile from the State of Colorado to the State of Delaware became effective as of August 20, 2021, and the Company now exists as a corporation under the laws of State of Delaware. The change of domicile had no effect on the number of outstanding securities of the Company or the terms thereof.

Conversion of Series A Convertible Preferred Stock

On September 8, 2021, all of the holders of the Company’s outstanding Series A Convertible Preferred Stock elected to convert such shares into shares of the Company’s Common Stock. As a result, 6,328,948 shares of Series A Convertible Preferred Stock were converted into 75,947,376 shares of Common Stock, with each share of Series A Convertible Preferred Stock converting into 12 shares of restricted Common Stock pursuant to the applicable Certificate of Designations. The shares of Series A Convertible Preferred Stock were originally issued in connection with the Company’s merger transaction completed in December 2019. As of the date of this Release, the Company has 110,451,684 shares of Common Stock outstanding.

About Generation Hemp, Inc

Generation Hemp, Inc. is a Dallas/Fort Worth based hemp company that operates in the midstream sector. With operations in Hopkinsville, Kentucky and Denver, Colorado, the company uses its proprietary technology to dry, clean, process and store hemp. In addition, Generation Hemp also owns and leases real estate to companies needing seed storage facilities located within the greater Denver area.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates,” “projects”, “forecasts”, “proposes”, “should”, “likely” or similar expressions, indicates a forward-looking statement. These statements and all the projections in this press release are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. The identification in this press release of factors that may affect the company’s future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive.

Contact:

Melissa M. Pagen

Generation Hemp, Inc.

Phone: (310) 628-2062

Email: mpagen@genhempinc.com